Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2022

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2022.

Revenues from Operations for the three months ended July 31, 2022 were $5,504,057 compared to revenues of $5,169,130 in the comparable 2021 three-month period, while revenues from Operations for the twelve months ended July 31, 2022 were $21,396,035 compared to revenues from Operations of $20,212,879 in the comparable 2021 twelve-month period.

Net loss for the three months ended July 31, 2022 was $(68,754), or $(.03) per share, compared to net income of $909,484, or $.45 per share, in the comparable 2021 three-month period.

Net loss for the twelve months ended July 31, 2022 was $(712,371), or $(.35) per share, compared to net income of $398,032, or $.20 per share, in the comparable 2021 twelve-month period.

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Dated: October 19, 2022